EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated March 22, 2005, on our audits of the consolidated financial statements of Pangea Petroleum Corporation for the years ended December 31, 2004 and 2003.

                                             /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
May 2, 2005